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                                                                 Page 17 of 33


                                    EXHIBIT 2
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                                                                   Page 18 of 33


                               SECURITY AGREEMENT
                               ------------------

         SECURITY AGREEMENT, dated as of June 30, 1995, among (a) TransTechnology Corporation, a Delaware corporation ("TransTechnology"); (b) TransTechnology Acquisition Corporation, a Delaware corporation; Palnut Fasteners, Inc., a Delaware corporation; Industrial Retaining Ring Company, a New Jersey corporation; Retainers, Inc., a New Jersey corporation; Rancho TransTechnology Corporation, a California corporation; TransTechnology Systems & Services, Inc., a Michigan corporation; Electronic Connections and Assemblies, Inc., a Delaware corporation; SSP Industries, a California corporation; SSP International Sales, Inc., a California corporation; TransTechnology Seeger-Orbis, Inc., a Delaware corporation; and Waldes Truarc Inc., a Delaware corporation (each a "Subsidiary" and collectively, the "Subsidiaries") (TransTechnology and the Subsidiaries are referred to collectively herein as the "Companies") and (c) and The First National Bank of Boston, a national banking association as agent (hereinafter, in such capacity, the "Agent") for itself and other lending institutions (hereinafter, collectively, the "Lenders") which are or may become parties to a $115,000,000 Revolving Credit and Term Loan Agreement dated as of June 30. 1995 (as amended and in effect from time to time, the "Credit Agreement"), among TransTechnology, TransTechnology Seeger-Orbis GmbH, TTUK Acquisition Co. Limited (collectively, the "Borrowers"), the Lenders, The First National Bank of Boston acting through its London Branch and its Frankfurt Branch, as Fronting Bank, The First National Bank of Boston, as Issuing Bank and the Agent.

         WHEREAS, TransTechnology is the direct or indirect owner of all of the capital stock or other equity interests of each of the Subsidiaries;

         WHEREAS, pursuant to the Credit Agreement, the Lenders have, upon the terms and subject to the conditions contained therein, agreed to make loans and otherwise extend credit to the Borrowers;

         WHEREAS, the financial success of each of the Subsidiaries is dependent in whole or in part on the financial success of TransTechnology;

         WHEREAS, each of the Subsidiaries expects to receive substantial direct and indirect benefits from the extensions of credit to TransTechnology by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged);

         WHEREAS, pursuant to that certain TransTechnology Guaranty dated as of the date hereof (as amended, modified, supplemented or restated from time to time, and including any replacements thereof, the "TransTechnology Guaranty"), TransTechnology has guaranteed the obligations of the other Borrowers under the Credit Agreement, the Notes and the other Loan Documents:

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         WHEREAS, pursuant to the terms of that certain Subsidiary Guaranty dated as of the date hereof (as amended, modified, supplemented or restated from time to time, and including any replacement therefor, the "Subsidiary Guaranty"), each of the Subsidiaries has guaranteed all of the obligations of TransTechnology under the Credit Agreement, the TransTechnology Guaranty and the other Loan Documents executed and delivered in connection with the Credit Agreement;

         WHEREAS, it is a condition precedent to the Lenders' making any loans or otherwise extending credit to the Borrowers under the Credit Agreement that the Company execute and deliver to the Agent, for the benefit of the Lenders and the Agent, a security agreement in substantially the form hereof; and

         WHEREAS, each of the Companies wishes to grant security interests in favor of the Agent, for the benefit of the Lenders and the Agent, as herein provided:

         NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. The term "Obligations" as used herein shall mean collectively, all indebtedness, obligations and liabilities of any of the Companies to any of the Lenders and the Agent individually or collectively, existing on the date hereof or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under the Credit Agreement, the TransTechnology Guaranty, the Subsidiary Guaranty or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. All terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts and used herein shall have the same definitions herein as specified therein.

         2.       GRANT OF SECURITY INTEREST.

                  2.1 COLLATERAL GRANTED. Each of the Companies hereby unconditionally, and jointly and severally, grants to the Agent, for the benefit of the Lenders and the Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Agent, for the benefit of the Lenders and the Agent. the following properties, assets and rights of the Companies, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):



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                                                                  Page 20 of 33



                           All personal and fixture property of every kind and
                  nature including without limitation all furniture, fixtures, equipment, raw materials, inventory, goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments (including certificated securities), deposit accounts and all general intangibles including, without limitation, all uncertificated securities, tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which such Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of such Company, and all recorded data of kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

Each of the Companies acknowledges and agrees that, in applying the law of any jurisdiction that has now enacted or hereafter enacts all or substantially all of the uniform revision of Article 8 of the Uniform Commercial Code, with new provisions added to Article 9 contemplated by such revision, all as approved in 1994 by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, the foregoing description of Collateral shall be deemed to include "investment property" as defined in such new provisions of Article 9, it being the intention of each of the Companies that such property be included in the foregoing description of Collateral, whether prior to or after the effectiveness of such revision in such jurisdiction.

                  2.2 DELIVERY OF INSTRUMENTS, ETC. Pursuant to the terms hereof each of, the Companies has endorsed, assigned and delivered to the Agent all negotiable or non-negotiable instruments (including certificated securities) and chattel paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Agent may have specified. In the event that any of the Companies shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments (including certificated securities) or chattel paper to be pledged by it hereunder, such Company shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. To the extent that any securities are uncertificated, appropriate

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book-entry transfers reflecting the pledge of such securities created hereby have been or, in the case of uncertificated securities hereafter acquired by any of the Companies, will at the time of such acquisition be, duly made for the account of the Agent or one or more nominees of the Agent with the issuer of such securities or other appropriate book-entry facility or financial intermediary, with the Agent having at all times the right to obtain definitive certificates (in the Agent's name or in the name of one or more nominees of the Agent) where the issuer customarily or otherwise issues certificates, all to be held as Collateral hereunder. Each of the Companies hereby acknowledges that the Agent may, in its discretion, appoint one or more financial institutions to act as the Agent's agent in holding in custodial account instruments or other financial assets in which the Agent is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short term obligations.

                  2.3 EXCLUDED COLLATERAL. Notwithstanding the foregoing provisions of this Section 2, such grant of security interest shall not extend to, and the term "Collateral" shall not include, any chattel paper and general intangibles which are now or hereafter held by any of the Companies as licensee, lessee or otherwise, to the extent that (i) such chattel paper and general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained: provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of such chattel paper and general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any such licensor, lessor or other applicable party consent with respect to any such otherwise excluded chattel paper or general intangibles being obtained, thereafter such chattel paper or general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral".

                  2.4 STOCK PLEDGE AGREEMENT. Concurrently herewith certain of the Companies are executing and delivering to the Agent, for the benefit of the Lenders and the Agent, a stock pledge agreement pursuant to which such Companies are pledging to the Agent, for the benefit of the Lenders and the Agent, all the shares of the capital stock of such Company's subsidiary or subsidiaries. Such pledge(s) shall be governed by the terms of such stock pledge agreement and not by the terms of this Agreement.

                  2.5 PATENT AND TRADEMARK ASSIGNMENTS. Concurrently herewith certain of the Companies are also executing and delivering to the Agent, for the benefit of the Lenders and the Agent, the Patent Assignment and the Trademark Assignment pursuant to which such Companies are assigning to the Agent, for the benefit of the Lenders and the Agent, certain Collateral consisting of patents and patent rights and trademarks, service marks and trademark and service mark rights, together with the goodwill appurtenant thereto. The provisions of the Patent Assignment and the Trademark Assignment are supplemental to the provisions of this Agreement, and nothing contained in the Patent Assignment or the Trademark Assignment shall derogate from any of the rights or remedies of the Agent or any of the Lenders hereunder. Nor

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shall anything contained in the Patent Assignment or the Trademark Assignment be
deemed to prevent or extend the time of attachment or perfection of any security interest in such Collateral created hereby.

                  2.6 COPYRIGHT MEMORANDUM. Concurrently herewith certain of the Companies are, in addition, executing and delivering to the Agent for recording in the United States Copyright Office (the "Copyright Office") a Memorandum of Grant of Security Interest in Copyrights. Such Companies represent and warrant to the Agent that such Memorandum identifies all now existing material copyrights and other rights in and to all material copyrightable works of such Company, identified, where applicable, by title, author and/or Copyright Office registration number and date. Such Company represents and warrants to the Agent that it has registered all material copyrights with the Copyright Office, as identified in such Memorandum. Each of the Companies covenants, promptly following such Company's acquisition thereof, to provide to the Agent like identifications of all material copyrights and other rights in and to all material copyrightable works hereafter acquired by such Company and to execute and deliver to the Agent a supplemental Memorandum of Grant of Security Interest in Copyrights modified to reflect such subsequent acquisitions.

                  2.7 GOVERNMENT CONTRACTS. Each Company agrees that it shall execute all such documents, and take all such actions, as the Agent shall determine to be necessary or appropriate from time to time under the Federal Assignment of Claims Act of 1940, as amended, or the laws of appropriate states relating to the assignment of state government receivables, as the case may be, in order to confirm and assure to the Agent, for the benefit of the Lenders and the Agent, its rights under this Agreement with respect to any and all Collateral consisting of such Company's rights to monies due or to become due under any contracts or agreements with or orders from the United States government or any agency or department thereof, or any state government or any agency or department thereof, as the case may be, the assignment of which is not prohibited by such contract or agreement (collectively, "Government Receivables"). Without limiting the generality of the foregoing, each Company agrees that simultaneously with the execution and delivery of this Agreement it shall execute and deliver to the Agent a confirmatory assignment substantially in the form of Exhibit A attached hereto (a "Confirmatory Assignment") with respect to each Government Receivable existing on the date hereof where the aggregate proceeds payable to such Company thereunder exceed $100,000, and within ten Business Days after the creation of any such new Government Receivable, such Company shall execute and deliver to the Agent a Confirmatory Assignment with respect thereto. Each Company hereby irrevocably authorizes the Agent, or its designee, at such Company's expense, to file with the United States government or the appropriate state government, as the case may be, (or the appropriate agency or instrumentality thereof) a notice of each assignment of a Government Receivable substantially in the form of EXHIBIT B attached hereto (a "Notice of Assignment"), to which a copy of the relevant Confirmatory Assignment may be attached, and

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appoints the Agent as such Company's attorney-in-fact to execute and file any such Confirmatory Assignments, Notices of Assignment and any ancillary documents relating thereto.

         3. TITLE TO COLLATERAL, ETC. The Companies are the owners of the Collateral free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Credit Agreement. None of the Collateral constitutes, or is the proceeds of "farm products" as defined in Section 9-109(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts.

         4. CONTINUOUS PERFECTION. Each of the Companies' respective places of business or, if more than one, chief executive offices are indicated on the Perfection Certificates delivered to the Agent herewith (the "Perfection Certificates"). None of the Companies will change the same, or the name, identity or corporate structure of such Company in any manner without providing at least thirty (30) days prior written notice to the Agent. The Collateral, to the extent not delivered to the Agent pursuant to Section 2.2 will be kept at those locations listed on the Perfection Certificates and the Companies will not remove the Collateral from such locations, without providing at least thirty
(30) days prior written notice to the Agent.

         5. NO LIENS. Except for the security interest herein granted and liens permitted by the Credit Agreement, the Companies shall be the owners of the Collateral free from any lien, security interest or other encumbrance, and the Companies shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Agent or any of the Lenders. None of the Companies shall pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Agent, for the benefit of the Lenders and the Agent, except for liens permitted by the Credit Agreement.

         6. NO TRANSFERS. Except as permitted by Section 10.5.2 of the Credit Agreement, the Companies will sell or offer to sell or otherwise transfer the Collateral or any interest therein.

         7.       INSURANCE.

                  7.1 MAINTENANCE OF INSURANCE. Each of the Companies will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that such Company will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Agent. In addition, all such insurance shall be payable to the Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Lenders and the Agent. Without limiting



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the foregoing, each of the Companies will (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers' compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Company: business interruption insurance; and product liability insurance.

                  7.2 INSURANCE PROCEEDS. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $100,000, be disbursed to the Company which suffers such loss for direct application by such Company solely to the repair or replacement of such Company's property so damaged or destroyed and (ii) in all other circumstances, be held by the Agent as cash collateral for the Obligations. The Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Agent may reasonably prescribe, for direct application by such Company solely to the repair or replacement of such Company's property so damaged or destroyed, or the Agent may apply all or any part of such proceeds to the Obligations with the Total Commitment (if not then terminated) being reduced by the amount so applied to the Obligations.

                  7.3 NOTICE OF CANCELLATION, ETC. All policies of insurance shall provide for at least thirty (30) clays prior written cancellation notice to the Agent. In the event of failure by the Companies to provide and maintain insurance as herein provided, the Agent may, at its option, provide such insurance and charge the amount thereof to the Companies. The Companies shall furnish the Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         8. MAINTENANCE OF COLLATERAL COMPLIANCE WITH LAW. Each of the Companies will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Agent, or its designee may inspect the Collateral at any reasonable time, wherever located. Each of the Companies will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement. Each of the Companies has at all times operated, and each such Company will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act as amended, and with all applicable provisions of federal, state and local



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statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

         9.       COLLATERAL PROTECTION EXPENSES: PRESERVATION OF COLLATERAL.

                  9.1 EXPENSES INCURRED BY AGENT. In its discretion the Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral make repairs thereto and pay any necessary filing fees. Each of the Companies agrees jointly and severally to reimburse the Agent on demand for any and all expenditures so made. The Agent shall have no obligation to any of the Companies to make any such expenditures, nor shall the making thereof relieve the Companies of any default.

                  9.2 AGENT'S OBLIGATIONS AND DUTIES. Anything herein to the contrary notwithstanding, each of the Companies shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by such Company thereunder. Neither the Agent nor any Lender shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating to any of the Collateral, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of any of the Companies under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Lender may be entitled at any time or times. The Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the Commonwealth of Massachusetts or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account.

           10. SECURITIES AND DEPOSITS. The Agent may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Agent may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Agent or any Lender to any of the Companies may at any time be applied to or set off against any of the Obligations.

         11. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER OBLIGERS. If a Default or an Event of Default shall have occurred and be continuing, each of the Companies shall, at the request of the Agent, notify account debtors on accounts, chattel paper and general intangibles of such




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Company and obligers on instruments for which such Company is an obligee of the security interest of the Agent in any account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent's agent therefor, and the Agent may itself, if a Default or an Event of Default shall have occurred and be continuing, without notice to or demand upon such Company, so notify account debtors and obligers. After the making of such a request or the giving of any such notification, such Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles and instruments received by such Company as trustee for the Agent, for the benefit of the Lenders and the Agent, without commingling the same with other funds of such Company and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments. The Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Agent to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

         12. FURTHER ASSURANCES. Each of the Companies, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Agent may require more completely to vest in and assure to the Agent and the Lenders their respective rights hereunder or in any of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (ii) obtaining governmental and other third part consents and approvals, including without limitation any consent of any licensor, lessor or other applicable party referred to in Section 2.3, (iii) obtaining waivers from mortgagees and landlords and (iv) taking all actions required by Sections 8-313 and 8-321 of the Uniform Commercial Code, as applicable in each relevant jurisdiction: with respect to certificated and uncertificated securities.

         13.      POWER OF ATTORNEY.

                  13.1 APPOINTMENT AND POWERS OF AGENT. Each of the Companies hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Company or in the Agent's own name, for the purpose of carrying out the terms of this Agreement. to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right. on behalf of such Company, without notice to or assent by such Company, to do the following:

                           (a) upon the occurrence and during the continuance of
                  a Default or an Event of Default, generally to sell, transfer, pledge, make any agreement with



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                  respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the Commonwealth of Massachusetts and as fully and completely as though the Agent were the absolute owner thereof for all purposes and to do at such Company's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as such Company might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to such Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and


                           (b) to file such financing statements with respect
                  hereto, with or without such Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in such Company's name such financing statements and amendments thereto and continuation statements which may require such Company's signature.

                  13.2 RATIFICATION BY COMPANIES. To the extent permitted by law, each of the Companies hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  13.3 NO DUTY ON AGENT. The powers conferred on the Agent hereunder are solely to protect the interests of the Agent and the Lenders in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers. directors. employees or agents shall be responsible to any of the Companies for any act or failure to act, except for the Agent's own gross negligence or willful misconduct.

         14. REMEDIES. If an Event of Default shall have occurred and be continuing, the Agent may, without notice to or demand upon the Companies, declare this Agreement to be in default, and the Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code including, without limitation, the right to take possession






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of the Collateral, and for that purpose the Agent may, so far as the Companies can give authority therefor enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Agent may in its discretion require any of the Companies to assemble all or any part of the Collateral at such location or locations within the state(s) of such Company's principal office(s) or at such other locations as the Agent may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give to the Companies at least five Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each of the Companies hereby acknowledges that five Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, each of the Companies waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Obligations are to be paid or performed by a person other than the Companies, each of the Companies waives and agrees not to assert any rights or privileges which it may have under Section 9-112 of the Uniform Commonwealth Commercial Code of the Commonwealth of Massachusetts.

         15. NO WAIVER, ETC. Each of the Companies waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each of the Companies assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable. The Agent shall have no duty as to the collection or protection of the Collateral or any income thereon nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 9.2. The Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent with the consent of the Majority Lenders. No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

         16. MARSHALLING. Neither the Agent nor any Lender shall be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Agent hereunder and of the Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each of the Companies hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each of the Companies hereby irrevocably waives the benefits of all such laws.

         17. PROCEEDS OF DISPOSITIONS EXPENSES. The Companies shall pay to the Agent on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Agent in protecting, preserving or enforcing the Agent's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash be applied to the payment of the Obligations in such order or preference as the Agent may determine proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts, any excess shall be returned to the Companies, and the Companies shall remain liable for any deficiency in the payment of the Obligations.

         18. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Companies hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

         19. NOTICES. All notices and other communications made or required to be given pursuant to this Patent Agreement shall be in writing and shall be delivered in hand mailed by United States registered or certified first-class mail or if either the person giving the notice or the Person being notified is outside the United States, by registered or recorded-delivery air mail, in each case postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                        (a) if to any of the Companies. at TransTechnology
                  Corporation, 700 Liberty Avenue, Union, New Jersey 07083-8198, U.S.A. Attention: Chandler

                  Moisen, Chief Financial Officer, or at such other address for notice as the Assignors shall last have furnished in writing to the person giving the notice, and

                           (b) if to the Agent at 100 Federal Street, Boston, Massachusetts 02110. Attention: J. Peter Mitchell, Director, or at such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile,
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Days following the mailing thereof, and (iii) if sent by registered or recorded delivery air mail, on the fifth Business Day following the mailing thereof.

         20. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). Each of the Companies agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon such Company by mail at the address specified in Section 19. Each of the Companies (other than TransTechnology) hereby expressly appoints TransTechnology at the address specified in Section 19 as its agent for service of process. Each of the Companies hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         21. WAIVER OF JURY TRIAL. EACH OF THE COMPANIES WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each of the Companies waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Companies (i) certifies that neither the Agent or any Lender nor any representative, agent or attorney of the Agent or any Lender has represented, expressly or otherwise, that the Agent or any Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that in entering into the Credit Agreement and the other Lean Documents to which the Agent or any Lender is a party, the Agent and the Lenders are relying upon, among other things, the waivers and certifications contained in this Section 21.

         22. MISCELLANEOUS. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each of the Companies and its respective successors and assigns, and shall inure to the benefit of the Agent, the Lenders and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each of the Companies acknowledges receipt of a copy of this Agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the Companies has caused this Security Agreement to be duly executed as of the date first above written.

                                        TRANSTECHNOLOGY CORPORATION

                                        By: /s/ Chandler J. Moisen
                                           -----------------------------------
                                                   Chandler J. Moisen
                                                   Senior Vice President

                                        TRANSTECHNOLOGY ACQUISITION
                                        CORPORATION

                                        By: /s/ Chandler J. Moisen
                                           -----------------------------------
                                                  Chandler J. Moisen
                                                  Senior Vice President


                                        PALNUT FASTENERS, INC.

                                        By: /s/ Chandler J. Moisen
                                           -----------------------------------
                                                   Chandler J. Moisen
                                                   Senior Vice President

                                        INDUSTRIAL RETAINING RING COMPANY

                                        By: /s/ Chandler J. Moisen
                                            -----------------------------------
                                                    Chandler J. Moisen
                                                    Senior Vice President

                                        RETAINERS, INC.

                                        By: /s/ Valentina Doss
                                          -------------------------------------
                                                    Valentina Doss
                                                    Vice President

                                        RANCHO TRANSTECHNOLOGY
                                        CORPORATION

                                        By: /s/ Chandler J. Moisen
                                          -------------------------------------
                                                    Chandler J. Moisen
                                                    Senior Vice President

                                        TRANSTECHNOLOGY SYSTEMS & SERVICES,
                                        INC.

                                        By: /s/ Chandler J. Moisen
                                          -------------------------------------
                                                    Chandler J. Moisen
                                                    Senior Vice President


                                        ELECTRONIC CONNECTIONS AND
                                        ASSEMBLIES, INC.

                                        By: /s/ Valentina Doss
                                          -------------------------------------
                                                    Valentina Doss
                                                    Vice President

                                        SSP INDUSTRIES

                                        By: /s/ Chandler J. Moisen
                                          -------------------------------------
                                                    Chandler J. Moisen
                                                    Vice President

                                        SSP INTERNATIONAL SALES, INC.

                                        By: /s/ Chandler J. Moisen
                                          -------------------------------------
                                                    Chandler J. Moisen
                                                    Vice President

                                          TRANSTECHNOLOGY SEEGER-ORBIS, INC.

                                          By: /s/ Chandler J. Moisen
                                            -----------------------------------
                                                      Chandler J. Moisen
                                                      Vice President


                                          WALDES TRUARC, INC.

                                          By: /s/ Chandler J. Moisen
                                          -------------------------------------
                                                      Chandler J. Moisen
                                                      Vice President

Accepted:

THE FIRST NATIONAL BANK OF BOSTON, as Agent


By:  /s/ J. Peter Mitchell
   ----------------------------------
         J. Peter Mitchell, Director

                                       33